UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
             (Exact name of Registrant as specified in its charter)

          Maryland                  811-09353                    13-4064344
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(C) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

The Registrant is furnishing the following information pursuant to Regulation
FD:

Seligman New Technologies Fund, Inc.

Portfolio Transactions

Previously, in a Form 8-K filed with the Securities and Exchange Commission, the Fund reported that it had executed definitive purchase and sale agreements (the "Agreements") to sell certain investments that it had made directly in company shares, notes or warrants which are not publicly traded or are otherwise subject to trading restrictions ("Direct Investments"), as well as those made directly in limited partnerships ("LP Interests"). The sale transactions are continuing, with four Direct Investments and three LP Interests remaining to be transferred pursuant to these Agreements. The remaining sale transactions are subject to closing conditions, including obtaining any necessary third-party consents and approvals and satisfaction of issuer-specific sale conditions. If all of these transactions are completed, it is estimated that the Fund will receive net proceeds of approximately $11.6 million. In accordance with the Fund's fair value procedures, the Fund has adjusted the fair values of these remaining Direct Investments and LP Interests to reflect the expected net proceeds from their anticipated sale pursuant to the Agreements. However, the Fund cannot provide any assurances that a sale or sales of these remaining investments will occur or, if any such sale or sales do occur, as to the final amount of the net proceeds to the Fund. To the extent any transactions occur, the Fund's investment manager believes that they are likely to occur in one or more closings over the next 30 to 60 days, except that one holding (of de minimis value) is scheduled to be sold pursuant the Agreements on August 1, 2007.

Previously, the Fund reported that one Direct Investment would not be sold pursuant to the Agreements. This investment has since been sold to another third-party. However, one Direct Investment that was originally intended to be sold under the terms of the Agreements has been removed from the transaction with the consent of the Fund and the proposed buyer and will no longer be sold pursuant to the terms of the Agreements. (This Direct Investment is not included in the four Direct Investments noted in the paragraph above.) The Fund's investment manager is evaluating the Fund's options with respect to this Direct Investment, including an offer from an executive officer of the issuer of the securities representing this investment.

After the last closing and assuming that all securities are sold as contemplated under the Agreements, the net proceeds to the Fund from the sales described above are estimated to be approximately $21.2 million. It is anticipated that the net proceeds from these sales will be made available to stockholders in one or more distributions beginning in August 2007.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SELIGMAN NEW TECHNOLOGIES FUND, INC.

Date: May 18, 2007

                                              By: /s/ Paul B. Goucher
                                                  ------------------------------
                                                  Paul B. Goucher
                                                  Assistant Secretary